UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

(Registrant's telephone number, including area code) (713) 683-0800

(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2006, Index Oil & Gas, Inc. (“Index”) through its wholly-owned subsidiary, Index Oil & Gas (USA), LLC (“Index USA”), entered into an Exploration Agreement dated as of November 17, 2006 (the “Agreement #1”) with Crawford Energy, Inc. (“Crawford”). Pursuant to the Agreement #1, Index USA agreed to acquire a 30% working interest, with an estimated net revenue interest of 22.5%, in the prospect area and proposed drilling location identified as Taffy #3 well (“Taffy #3”) on the following terms and conditions: Index USA agreed to pay Crawford (i) for its 30% share of the cost of the leases, geological and seismic reprocessing and interpretation, and (ii) 40% of the drilling costs, such that in the event the costs exceed 125% of the operating drilling budget for Taffy #3, Index USA’s participation in the drilling costs would be reduced to 30%. Upon completion of the drilling program, Index USA has the right to jointly participate in the completion attempt of Taffy #3 provided that it will pay 30% of the completion costs and other related expenses to put this well on production. Taffy #3 is located on the property in the Matagorda County, Texas.

On November 30, 2006, Index through Index USA entered into an Exploration Agreement dated as of November 17, 2006 (the “Agreement #2”) with Crawford pursuant to which it acquired an additional 5% working interest resulting in a total of 12.5% working interest, with an estimated net revenue interest of 9.375%, in the prospect area and proposed drilling location identified as Taffy #1 well (“Taffy #1”) on the following terms and conditions: Index USA agreed to pay Crawford (i) for its 12.5% share of the cost of the leases, geological and seismic reprocessing and interpretation, and (ii) 16.666% of the drilling costs, such that in the event the costs exceed 125% of the operating drilling budget for Taffy #1, Index USA’s participation in the drilling costs would be limited to 16.666% of the 125% of the operating drilling budget. Upon completion of the drilling program, Index USA has the right to jointly participate in the completion attempt of Taffy #1 provided that it will pay 12.5% of the completion costs and other related expenses to put this well on production. Taffy #1 is also located on the property in the Matagorda County, Texas.

Also, on November 30, 2006, Index through Index USA entered into an Exploration Agreement dated as of November 17, 2006 (the “Agreement #3”) with Crawford pursuant to which it acquired an additional 10% working interest resulting in a total of 30% working interest, with an estimated net revenue interest of 22.5%, in the prospect area and proposed drilling location identified as Taffy #2 well (“Taffy #2”) on the following terms and conditions: Index USA agreed to pay Crawford (i) for its 30% share of the cost of the leases, geological and seismic reprocessing and interpretation, and (ii) 40% of the drilling costs, such that in the event the costs exceed 125% of the operating drilling budget for Taffy #2, Index USA’s participation in the drilling costs would be limited to 40% of the 125% of the operating drilling budget. Upon completion of the seismic programs, Index USA has the right to jointly participate in the completion attempt of Taffy #2 provided that it will pay 30% of the completion costs and other related expenses to put this well on production. Taffy #2 is also located on the property in the Matagorda County, Texas.

Last, on November 30, 2006, Index through Index USA entered into an Exploration Agreement dated as of October 31, 2006 (the “Agreement #4”) with Crawford. Pursuant to the Agreement #4, Index USA agreed to acquire a 15% working interest, with an estimated net revenue interest of 11.25%, in the prospect area and proposed drilling location identified as West #1 well (“West #1”) on the following terms and conditions: Index USA agreed to pay Crawford (i) for its 15% share of the cost of the leases, geological and seismic reprocessing and interpretation incurred by Crawford up and through October 1, 2006, (ii) 15% of all approved leasehold and seismic costs after October 1, 2006, and (iii) 20% of the drilling costs, such that in the event the costs exceed 125% of the operating drilling budget for West #1, Index USA’s participation in the drilling costs would be reduced to 15%. Upon completion of the drilling program, Index USA has the right to jointly participate in the completion attempt of West #1 provided that it will pay 15% of the completion costs and other related expenses to put this well on production. West #1 is located on the property in the Lavaca County, Texas.

All other terms of Agreements #1, #2, #3 and #4 that were agreed to between the parties were incorporated from Crawford’s standard Joint Operating Agreements.

Copies of the press releases that discuss (i) Taffy #1, #2, #3 and (ii) West #1 matters are filed as Exhibits 99.1 and 99.2 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of the press release issued by the Company on December 4, 2006. (Filed herewith).

99.2	Copy of the press release issued by the Company on December 5, 2006. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil and Gas Inc.

Date: December 7, 2006	By:	/s/ /s/ Lyndon West
Name: Lyndon West
Title: Chief Executive Officer